                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [x]
Filed by Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                 S3 Incorporated
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
\        0-11.

         (1)  Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

         (2)  Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

         (4)  Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

         (5)  Total fee paid:

-------------------------------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.
[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

-------------------------------------------------------------------------------

         (2)  Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------

         (3)  Filing Party:

-------------------------------------------------------------------------------

         (4)  Date Filed:

-------------------------------------------------------------------------------

                                                                [Company Logo]











                                 S3 INCORPORATED
                         2841 Mission College Boulevard
                              Santa Clara, CA 95054
                                 (408) 588-8000



                                 April 12, 1999






Dear Stockholder:

         I am pleased to invite you to S3 Incorporated's Annual Meeting of Stockholders. The meeting will be held at 9:00 a.m. on Monday, May 17, 1999, at Techmart, 5201 Great America Parkway, Santa Clara, California.

         The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

         After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the prepaid envelope addressed to Boston EquiServe, our agent, to ensure that your shares will be represented. Your shares cannot be voted unless you sign, date and return the enclosed proxy or attend the annual meeting in person. Your vote is important, so please return your proxy promptly.

         A copy of the Company's 1998 Annual Report to Stockholders is also enclosed.

         The Board of Directors and management look forward to seeing you at the meeting.



                                           Sincerely,


                                           /s/ Kenneth F. Potashner


                                           Kenneth F. Potashner
                                           Chairman of the Board, President
                                           and Chief Executive Officer

                                 S3 INCORPORATED



                                  ------------


                    Notice Of Annual Meeting Of Stockholders
                             To Be Held May 17, 1999


                                  ------------


To the Stockholders of S3 Incorporated:

         S3 Incorporated will hold its Annual Meeting of Stockholders at 9:00 a.m. on Monday, May 17, 1999, at Techmart, 5201 Great America Parkway, Santa Clara, California.

         We are holding this meeting:

         o    to elect six directors;

         o to ratify the appointment of Ernst & Young LLP as our independent auditors;

         o to amend certain provisions of our 1989 Stock Plan to secure the availability of Incentive Stock Option tax treatment for shares that have been previously authorized under the Plan, without increasing the number of shares authorized under the Plan, and to extend the term of the Plan; and

         o to transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

         Your Board of Directors has selected March 31, 1999 as the record date for determining stockholders entitled to vote at the meeting. A complete list of stockholders entitled to vote will be available at the Secretary's office, 2841 Mission College Boulevard, Santa Clara, California, for ten days before the meeting.

         It is important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your rights to attend or vote at the meeting.


                                       By Order of the Board of Directors

                                       /s/ Ronald T. Yara


                                       Ronald T. Yara
                                       Secretary

Santa Clara, California

April 12, 1999

                                 S3 INCORPORATED
                                  ------------


                                 PROXY STATEMENT

                                  ------------

                 Information Concerning Solicitation And Voting

         This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of S3 Incorporated, a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at Techmart, 5201 Great America Parkway, Santa Clara, California, at 9:00 a.m. California time on Monday, May 17, 1999 and any adjournment thereof (the "Annual Meeting"). You may vote your shares at the Annual Meeting either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. By voting in person, you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Secretary written notice of your revocation or by submitting a later-dated proxy. If you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the nominees for director, FOR the ratification of the selection of independent auditors and FOR the proposed amendments to the 1989 Stock Plan.

         Only those who owned the Company's Common Stock at the close of business on March 31, 1999, the record date for the Annual Meeting, can vote. As of the close of business on such date, the Company had 52,102,897 shares of Common Stock outstanding and entitled to vote. The presence in person or by proxy of the holders of a majority of the Company's outstanding shares constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the record date.

         Directors are elected by a plurality vote. Accordingly, the six nominees for director who receive the most votes cast in their favor will be elected. The other matters submitted for stockholder approval will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as a vote against such matter. If a broker who is the record holder of certain shares indicates on a proxy that he or she does not have discretionary authority to vote on a particular matter as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of a particular matter has been obtained.

         The Company will pay the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock. The Company has retained Morrow & Co. to assist in the solicitation of proxies at a cost of approximately $2,500.

         This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 14, 1999.

                                    IMPORTANT

      Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

                       Proposal 1 - Election Of Directors


Directors and Nominees

         Since last year's annual meeting of stockholders, the Board of Directors has adopted a resolution increasing the number of authorized directors from five to six directors. Accordingly, six directors of the Company will be elected at the Annual Meeting for a term of one year. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. Nominations for the Board of Directors may be made by stockholders of the Company following the procedures set forth in the Bylaws no later than the seventh day following the day notice of the Annual Meeting was mailed.

         Names of the nominees and certain biographical information about them are set forth below:

         Mr. Kenneth F. Potashner, age 41, joined the Company on October 30, 1998 and was elected Chairman of the Board on November 2, 1998. Mr. Potashner also serves as the Chief Executive Officer and President of the Company.
Mr. Potashner has been a director of Maxwell Technologies, Inc. since April 1996 and became Chairman of the Board of Maxwell Technologies in April 1997. From the time he joined Maxwell Technologies in April 1996 until October 1998, Mr. Potashner served as the President, Chief Executive Officer and Chief Operating Officer. From 1991 through 1994, Mr. Potashner was Vice President, Product Engineering, for Quantum Corporation. From 1994 to April of 1996, he served as Executive Vice President, Operations for Conner Peripherals, Inc.

         Mr. Terry N. Holdt, age 55, has served as Vice Chairman of the Board since November 2, 1998 and previously served as Chairman of the Board from December 1997 to November 1998, and as a director since January 1992. Mr. Holdt also served as Chief Executive Officer and President of the Company from December 1997 to October 1998. Mr. Holdt served as Vice Chairman of the Board from August 1996 to December 1997, and from January 1992 to August 1996, served as President and Chief Executive Officer of the Company. Mr. Holdt was Chairman of the Board of Paradigm Technology, Inc., a semiconductor company, from June 1991 to January 1992 and was its President and Chief Executive Officer from June 1988 to May 1991. From September 1986 to June 1988, Mr. Holdt held various executive positions at Linear Corporation, a manufacturer of electronic telemetry systems, where he was most recently President. From 1981 to 1985, he held various executive positions at Western Digital Corporation, a manufacturer of computer peripherals, where he was most recently Executive Vice President and Chief Operating Officer. Mr. Holdt holds a B.S.E.E. and an M.S.E.E. from the University of Illinois. Mr. Holdt is also a member of the Board of Directors of SenDEC Corporation, Maxoptix Corporation, Tropian Corp., Entridia Corp. and ISE Labs, Inc.

         Mr. John C. Colligan, age 44, has been a director of the Company since March 1993. Since March 1998, Mr. Colligan has been a partner with Accel Partners, a venture capital firm in Palo Alto, California. From November 1996 until August 1998, Mr. Colligan served as Chairman of Macromedia, Inc., a multimedia software company. From January 1993 until November 1996, Mr. Colligan served as Chief Executive Officer of Macromedia, and from April 1992 to January 1993, was President and Chief Operating Officer of Macromedia. From January 1989 to March 1992, Mr. Colligan was President and Chief Executive Officer of Authorware, a multimedia software company that merged with Macromind Paracomp to form Macromedia in March 1992.
He also held various positions with Apple Computer, Inc. from May 1983 to December 1988. Mr. Colligan is presently a director of C|NET, Inc. He holds a B.S. in International Economics from Georgetown University and an M.B.A.
from the Stanford Graduate School of Business.

         Dr. Robert P. Lee, age 46, has been a director of the Company since April 1994. Since February 1999, Mr. Lee has served as President and Chief Executive Officer of Inxight Software, Inc., a Xerox New Enterprise Company. From July 1997 to April 1998, Mr. Lee served as President and Chief Executive Officer of Formulab Neuronetics Corporation, a computer technology company. From March to May 1997, he served as Vice Chairman of Insignia Solutions plc, which provides Windows compatibility software for personal computers and workstations. From April 1995 to March 1997, Dr. Lee served as Chairman of Insignia Solutions, and from December 1993 to March 1997, he served as President and Chief Executive Officer of Insignia Solutions. From June 1990 to August 1992, Dr. Lee was Executive Vice President at Symantec Corporation, and from April 1988 to June 1990, he served as Senior Vice President at Shared Medical Systems, a supplier of software and computer services to the healthcare industry. Prior to April 1988, he worked at IBM for 11 years in technical and business management positions. Dr. Lee holds a B.A. in computer science from the University of California at Berkeley and an M.S. and a Ph.D. in computer science from the University of California at Los Angeles.

         Dr. Carmelo J. Santoro, age 56, has been a director of the Company since May 1992. He was the Chairman of the Board of Silicon Systems, Inc. from 1984 to 1995, and served as President and Chief Executive Officer of Silicon Systems, Inc. from 1982 through 1991. Dr. Santoro is currently a director of Dallas Semiconductor Corporation and Techniclone Corporation. He holds a B.S. in Science, Physics from Manhattan College and a Ph.D. in Solid State Physics from Rensselaer Polytechnic Institute.

         Mr. Ronald T. Yara, age 52, co-founded the Company and has served as a director of the Company since July 1995. Mr. Yara served as a Senior Vice President of the Company through December 31, 1998, and is currently Secretary of the Company. From September 1996 to April 1997, Mr. Yara also served as Senior Vice President of Corporate Marketing. From the inception of the Company in 1989 until December 1993, he served as Vice President, Marketing. From December 1984 to December 1989, Mr. Yara held various positions at Chips & Technologies, Inc., a semiconductor company he co-founded, most recently as Vice President of Business Development. From February 1975 to 1984, Mr. Yara served in various positions at Intel Corporation, most recently as Product Marketing Manager of Communication Products. He earned a B.S.E.E. from Purdue University and an M.S.E.E. from the University of Santa Clara.

         The Board of Directors recommends a vote FOR the election of
         ------------------------------------------------------------
Mr. Kenneth F. Potashner, Mr. Terry  N. Holdt, Mr. John C. Colligan,
-------------------------------------------------------------------
Dr. Robert P. Lee, Dr. Carmelo J. Santoro and Mr. Ronald T. Yara as directors
-----------------------------------------------------------------------------
of the Company.
--------------

Board Meetings and Committees

         The Board of Directors held 16 meetings during the year ended December 31, 1998. During that period, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such director serves held during the period for which he has been a director.

         The Board of Directors has appointed a Compensation Committee and an Audit Committee. The Compensation Committee and Audit Committee are comprised entirely of independent directors. The Board of Directors has not appointed a standing nominating committee.

         The members of the Compensation Committee during 1998 were John C. Colligan, Robert P. Lee and Carmelo J. Santoro. The Compensation Committee held two meetings during 1998. The Compensation Committee's functions are to assist in the administration of, and the grant of options under, the 1989 Stock Plan and to assist in the implementation of, and provide recommendations with respect to, general and specific compensation policies and practices of the Company.

         The members of the Audit Committee during 1998 were John C. Colligan, Robert P. Lee and Carmelo J. Santoro. The Audit Committee held 4 meetings during 1998. The Audit Committee's functions are to review the scope of the annual audit, monitor the independent auditor's relationship with the Company, advise and assist the Board of Directors in evaluating the auditor's examination, supervise the Company's financial and accounting organization and financial reporting, and nominate for stockholder approval at the annual meeting, with the approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial records of the Company for the fiscal year for which it is appointed.

Directors' Compensation

         Employee directors (presently consisting of Messrs. Potashner, Holdt and Yara) receive no additional compensation for service on the Board of Directors, except that Mr. Yara is entitled to receive an option to purchase 20,000 shares of Common Stock at each regular annual meeting of the Company's stockholders at which he is re-elected as a director. See "Executive Compensation --- Employment Agreements" for a full description of the compensation arrangements with Mr. Yara. Non-employee directors of the Company (presently consisting of Messrs. Colligan, Lee and Santoro) receive an annual retainer fee of $24,000, plus $1,000 for each Board meeting attended. Non-employee directors and Mr. Yara are reimbursed for their expenses for each meeting attended.

         Under the terms of the Company's 1989 Stock Plan, upon appointment to the Board, each non-employee director receives an option to purchase 40,000 shares of Common Stock at an exercise price of 100% of the fair market value of the stock on the date of grant, which option vests ratably over the next four anniversary dates of the date of grant. In addition, following each annual meeting of the Company's stockholders, each non-employee director who will continue to serve as a member of the Board will automatically receive an option to purchase 20,000 shares of Common Stock at an exercise price of 100% of the fair market value of the stock on the date of grant, which option vests ratably over the next four anniversary dates of the date of grant. See "Executive Compensation -- Employment Agreements" for a description of the compensation arrangements with Messrs. Potashner and Holdt (officers of the Company, who are also directors).

         In December 1998, each non-employee director who was serving as such on December 14, 1998 (consisting of Messrs. Colligan, Lee and Santoro) was granted an option to purchase 100,000 shares of Common Stock (the "100,000 Share Option"). Such option grants were in lieu of the options that such directors would otherwise have been granted before the 2005 annual meeting of the Company's stockholders as described in the immediately preceding paragraph. Each 100,000 Share Option shall vest according to the following schedule: 20,000 shares vest and become exercisable at the rate of 25% upon each one year anniversary of the regular annual meeting of the Company's stockholders occurring in calendar year 1999; 20,000 shares vest and become exercisable at the rate of 25% upon each one year anniversary of the regular annual meeting of the Company's stockholders occurring in calendar year 2000; 20,000 shares vest and become exercisable at the rate of 25% upon each one year anniversary of the regular annual meeting of the Company's stockholders occurring in calendar year 2001; 20,000 shares vest and become exercisable at the rate of 25% upon each one year anniversary of the regular annual meeting of the Company's stockholders occurring in calendar year 2002; and 20,000 shares vest and become exercisable at the rate of 25% upon each one year anniversary of the regular annual meeting of the Company's stockholders occurring in calendar year 2003. No shares shall vest for any non-employee director after that director has stopped serving on the Board. All options granted to a non-employee director as described in this paragraph or the immediately preceding paragraph shall become exercisable in full in the event of the termination of such director's service because of death or total and permanent disability or upon a change in control of the Company.

                              Security Ownership Of
                    Certain Beneficial Owners And Management


         The following table sets forth certain information as of March 1, 1999, as to shares of the Company's Common Stock beneficially owned by: (i) each of the Company's executive officers, (ii) each of the Company's directors, (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock.


                                                                             Shares              Percentage
                                                                          Beneficially          Beneficially
                                                                            Owned(1)             Owned(1)(2)
                                                                          ------------          ------------


Kenneth F. Potashner(3) ...........................................        1,520,000                2.8%
Terry N. Holdt(3)..................................................          913,153                1.7
John C. Colligan(3)................................................           45,000                  *
Robert P. Lee(3)...................................................           60,000                  *
Carmelo J. Santoro(3)..............................................           48,536                  *
Ronald T. Yara(3)..................................................          450,448                  *
Walter D. Amaral(3)................................................          128,581                  *
Paul G. Franklin(3)................................................          135,464                  *
Daniel A. Karr(3) .................................................           55,381                  *
All directors and executive officers
  as a group (9 persons)...........................................        3,356,563                6.1
State of Wisconsin Investment Board(4).............................        4,165,000                8.0
  P.O. Box 7842
  Madison, WI 53707

------------------------


*        Amount represents less than 1% of the Company's Common Stock.

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, shares which such person or group has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(3) Includes shares issuable upon exercise of options within 60 days of March 1, 1999 as follows: Walter D. Amaral, 128,581; John C. Colligan, 45,000; Paul G. Franklin, 126,066; Terry N. Holdt, 682,493; Daniel A. Karr, 53,920; Robert P. Lee, 60,000; Kenneth F. Potashner, 1,500,000; Carmelo J. Santoro, 48,536; and Ronald T. Yara, 217,712.


                                       -7-




(4) According to the Schedule 13G (Amendment No. 1), dated January 16, 1999, filed by the State of Wisconsin Investment Board, the State of Wisconsin Investment Board has sole voting power and sole dispositive power with respect to all shares listed in the table.


                             Executive Compensation

Summary Compensation Table

         The following table sets forth compensation for services rendered in all capacities to the Company for the three fiscal years ended December 31, 1998 of (i) the Company's Chief Executive Officer as of December 31, 1998, (ii) the Company's four other most highly compensated executive officers as of December 31, 1998 and (iii) the Company's former Chief Executive Officer, who was no longer serving as such as of December 31, 1998 (the "Named Officers").



                                                                                             Long-Term
                                                                                           Compensation
                                                                                     ------------------------
                                                                                              Awards
                                                  Annual Compensation                ------------------------
Name and                                          -------------------                 Securities Underlying
Principal Position                Year            Salary($)      Bonus($)                    Options(#)
------------------                ----            -----------------------            ------------------------

Kenneth F. Potashner(1)           1998               69,231             0                     4,500,000
  Chairman, President and
  Chief Executive Officer

Terry N. Holdt (2)                1998              456,338             0                       500,000
  Vice Chairman                   1997              166,212             0                        20,000
                                  1996              258,840        97,333                        35,000

Walter D. Amaral(3)               1998              250,001             0                        30,000
  Senior Vice President           1997               80,770        41,666                       640,000
  and Chief Financial Officer

Paul G. Franklin                  1998              259,210             0                       130,000
  Senior Vice President           1997              236,479        75,000                       219,631
  of Operations                   1996              169,982        78,197                        90,000

Daniel A. Karr                    1998              240,308             0                        50,000
  Vice President of               1997              226,340        21,000                       181,225
  Sales                           1996              123,077         3,750                         2,500

Ronald T. Yara                    1998              182,462             0                             0
  Senior Vice President           1997              215,200             0                        50,000
  and Secretary                   1996              113,723        80,000                        35,000

--------------------

(1)      Mr. Potashner joined the Company as President and Chief Executive Officer in October 1998 and was elected
         Chairman of the Board in November 1998.  He currently earns a base salary of $500,000 per year.  See
         "Executive Compensation --- Employment Agreements."

(2)      Mr. Holdt served as President and Chief Executive Officer until October 1998 and as Chairman of the Board until
         November 1998.  He currently serves as Vice Chairman of the Board.

(3)      Mr. Amaral joined the Company in August 1997 as Senior Vice President and Chief Financial Officer.


                                  Stock Options

         The following tables summarize option grants to, and exercises by, the Named Officers during fiscal 1998, and the value of the options held by each such person at the end of fiscal 1998.

                        Option Grants in Last Fiscal Year

                                                                                                 Potential
                                                                                            Realizable Value at
                                                                                          Assumed Annual Rates of
                                                                                         Stock Price Appreciation
                                             Individual Grants                               for Option Term(4)
                       ------------------------------------------------------------      -------------------------
                         Number of         % of
                        Securities     Total Options
                        Underlying      Granted to       Exercise
                          Options      Employees in      Price        Expiration
Name                    Granted(1)      Fiscal Year      ($/Sh)(2)      Date(3)             5%($)         10%($)
----                    ----------     -------------    ----------   ------------        ----------    ---------


Kenneth F. Potashner 1,500,000(5)         16.32           3.16        10/30/01             746,256     1,567,078
                     3,000,000(6)         32.65           3.16        10/30/08           5,954,846    15,090,749

Terry N. Holdt            500,000          5.44           5.44        1/2/08             1,709,807     4,332,987

Walter D. Amaral           30,000           .33           4.38        11/20/08              82,542       209,179

Paul G. Franklin          100,000          1.09           5.44        1/2/08               341,961       866,597
                           30,000           .33           4.38        11/20/08              82,542       209,179

Daniel A. Karr             30,000           .33           4.38        11/20/08              82,542       209,179
                           20,000           .22           5.44        1/2/08                68,392       173,319

Ronald T. Yara                  0             0            n/a          n/a                      0             0


------------


(1) Unless otherwise noted, options vest ratably on a daily basis over a four-year period commencing on the date of grant and become exercisable as to vested options beginning six months from the date of grant.

(2) The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant.

(3) Unless otherwise noted, the options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(4) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

(5) These options vest upon the earlier of (i) April 30, 1999, (ii) a change in control of the Company, (iii) the termination of the Potashner Employment Agreement without cause or (iv) the termination of the Potashner Employment Agreement following the occurrence of, among other things, a diminution in Mr. Potashner's duties or a reduction in Mr. Potashner's compensation. See "Executive Compensation --- Employment Agreements."

(6) These options vest over a four-year period in accordance with the following schedule: 750,000 shares shall vest on the first anniversary of Mr. Potashner's employment with the Company; thereafter, the options shall vest in equal monthly installments of 62,500 shares. See "Executive Compensation --- Employment Agreements."


                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values




                                                             Securities Underlying            Value of
                                                                  Unexercised                Unexercised
                                                                  Options at           In-the-Money Options at
                                                             December 31, 1998(#)      December 31, 1998($)(2)
                                                           -------------------------   ------------------------
                        Shares Acquired      Value
Name                    on Exercise(#)    Realized($)(1)   Exercisable  Unexercisable  Exercisable  Unexercisable
----                    --------------    -------------    ----------   ------------   -----------  -------------


Kenneth F. Potashner              0                 0              0     4,500,000               0     18,914,063
Terry N. Holdt                    0                 0        676,876        28,124       1,204,890          5,266
Walter D. Amaral                  0                 0        102,289       247,711         228,552        575,979
Daniel A. Karr                    0                 0         45,552       105,673         100,221        253,922
Paul G. Franklin                  0                 0        109,897       164,687         253,846        367,017
Ronald T. Yara                    0                 0        210,727        37,609         657,357              0


------------


(1)      Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.

(2)      Calculated on the basis of the fair market value of the underlying securities at December 31, 1998 ($7.36 per share)
         minus the exercise price.


Pension and Long-Term Incentive Plans

         The Company has no pension or long-term incentive plans.

Employment Agreements

         In October 1998, the Company entered into an agreement with Kenneth F. Potashner (the "Potashner Employment Agreement"), pursuant to which Mr. Potashner is employed as the President, Chief Executive Officer and Chairman of the Board at a base salary of $500,000 per year. The agreement has a three year term. Mr. Potashner is eligible to receive an annual cash bonus of up to 200% of his base salary, with the cash bonus payable after the first year of the Potashner Employment Agreement guaranteed to be at least $250,000. Mr. Potashner also received two options to purchase an aggregate of 4,500,000 shares of Common Stock of the Company. One option for 1,500,000 shares (the "1,500,000 Share Option") vests upon the earliest of (i) six months from the date Mr. Potashner was hired by the Company, (ii) a change in control of the Company, (iii) the termination of Mr. Potashner's employment without cause or (iv) the termination of Mr. Potashner's employment following the occurrence of, among other things, a diminution in Mr. Potashner's duties or a reduction in Mr. Potashner's compensation, each of which is deemed a "constructive termination" and treated similarly to a termination without cause. The second option for 3,000,000 shares (the "3,000,000 Share Option") vest over a four-period in accordance with the following schedule: 750,000 shares shall vest on the first anniversary of Mr. Potashner's employment with the Company; thereafter, the options shall vest in equal monthly installments of 62,500 shares. In addition, Mr. Potashner is eligible for a one-time "special cash bonus" on the third anniversary of the date of his employment in the event that the Company's Common Stock has not achieved a $4.67 per share increase in value as determined from the date of Mr. Potashner's employment. The one-time special cash bonus, if payable, will be equal to $7,000,000 less an amount which adjusts for any increase in the share price of the Company's Common Stock above the exercise price per share of the 1,500,000 Share Option. Such one-time special cash bonus may also be payable in the event Mr. Potashner's employment is terminated without cause. The Potashner Employment Agreement also provides that, in the event that Mr. Potashner's employment is terminated without cause, the special cash bonus described above shall be calculated and paid as of the date of Mr. Potashner's termination, and the Company will continue to pay Mr. Potashner his salary and maximum bonus for twelve months following his termination. During such twelve-month period, Mr. Potashner's employee benefits and the vesting on the 3,000,000 Share Option will continue. If termination without cause occurs following a change in control of the Company, the twelve-month period for compensation and benefit continuation will be extended to eighteen months, and Mr. Potashner will receive an additional cash payment to the extent that the sum of his continued compensation, special cash payment and the net exercise value of the 3,000,000 Share Option does not exceed $10,000,000. In addition, if the post-change in control termination occurs after October 31, 2000, the 3,000,000 Share Option will be vested as to any shares that cannot vest during the eighteen-month period.

         In November 1998, the Company entered into an agreement with Ronald T. Yara, pursuant to which the Company agreed to pay Mr. Yara a salary of not less than $2,000 per month for services to be performed by Mr. Yara from his residence. Such salary may be increased by the Board but may not be decreased without Mr. Yara's consent. The Company also agreed to pay Mr. Yara certain additional amounts in the event that his duties require him to perform services away from his residence or in excess of 20 hours in any month. The agreement also provides that Mr. Yara shall receive an option to purchase 20,000 shares of Common Stock of the Company at each regular annual meeting of the Company's stockholders at which he is re-elected as a director. Each such option shall vest and become exercisable at the rate of 25% on each one year anniversary of the date of grant. The agreement may be terminated by either Mr. Yara or the Company at any time with or without cause.

         In December 1997, the Company entered into an agreement with Terry N. Holdt, pursuant to which Mr. Holdt was employed as the President, Chief Executive Officer and Chairman of the Board at a salary of approximately $42,000 per month, which amount may be increased but not decreased. Mr. Holdt continued in his capacity as President, Chief Executive Officer and Chairman of the Board until Mr. Potashner assumed these positions in October 1998. At that time, Mr. Holdt became Vice Chairman of the Company and currently receives a salary of $2,000 per month or, in the event the time he spends on company business exceeds 20 hours a month, $3,000 per single day, $5,000 for a consecutive two-day period and $10,000 per week of continuous service.

Pursuant to the agreement, in January 1998 Mr. Holdt received a non-qualified stock option of 500,000 shares with a vesting period of one year and participation in the Executive Bonus Plan. In addition, in his capacity as Vice Chairman, Mr. Holdt is entitled under the agreement to receive a non-qualified stock option of 20,000 shares at each regular annual meeting of the Company's stockholders at which he is re-elected as a director, which option shall vest and become exercisable at the rate of 25% on each one year anniversary of the date of grant. The agreement may be terminated by either Mr. Holdt or the Company at any time with or without cause.

         In September 1998, the Company entered into an Involuntary Termination Agreement with each of Messrs. Amaral, Karr and Franklin which provides for a severance payment by the Company to each of those individuals in the event that they are involuntarily terminated other than for cause. Each severance payment would be paid in a lump sum amount equal to six months of the individual's base salary plus one month of base salary for every full year of that individual's service to the Company. In addition, each Involuntary Termination Agreement provides that the term for exercise of any outstanding options will be extended until six months after the date of termination (although vesting shall cease as of that date).

                      Report Of The Compensation Committee
               Of The Board Of Directors On Executive Compensation


         The Company's compensation programs and policies applicable to its executive officers are administered by the Compensation Committee of the Board of Directors. The Compensation Committee is made up entirely of non-employee directors. It is the philosophy of the Company that executive compensation be directly linked to the interests of the Company's stockholders and therefore to financial objectives that the Company believes are primary determinants of long-term stockholder value. The compensation policies of the Company are designed to set its executive compensation, including salary and short-term and long-term incentive programs, at a level consistent with amounts paid to executive officers of companies of similar size and marketplace orientation.

         It is the Company's policy generally to qualify compensation paid to executive officers for deductibility under section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits the Company from deducting the compensation of executive officers that exceeds $1,000,000 unless that compensation is based on the satisfaction of objective performance goals. The Company's 1989 Stock Option Plan and the Executive Bonus Plan are structured to permit awards under such plans to qualify as performance-based compensation and to maximize the tax deductibility of such awards. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible and, in the case of Mr. Potashner's options, has determined that such options shall not qualify as performance-based compensation.

         In October 1998, Mr. Kenneth F. Potashner joined the Company as President and Chief Executive Officer. In November 1998, he was elected Chairman of the Board. Simultaneously, Mr. Terry N. Holdt resigned his positions as Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Holdt then became the Vice Chairman of the Board of Directors.

         There are four primary components of executive compensation:
Base Salary, Bonus, Employee Profit Sharing Plan and Stock Options.

Base Salary

         Base salaries for fiscal 1998 reported herein were determined by the Compensation Committee. The Compensation Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. In conducting its review, the Compensation Committee takes into consideration the overall performance of the Company, the Chief Executive Officer's evaluation of individual executive officer performance and independent compensation surveys such as the Radford Survey for Fabless Semiconductor Companies in the $500 million revenue range. Final decisions on base salary adjustments for executives other than the Chief Executive Officer are made with the Chief Executive Officer's involvement. The Compensation Committee independently determines the base salary for the Chief Executive Officer by: (a) examining the Company's performance against its preset goals, (b) examining the Company's performance within the semiconductor industry, (c) evaluating the overall performance of the Chief Executive Officer and (d) comparing the base salary of the Chief Executive Officer to that of other chief executive officers in the semiconductor, computer graphics and personal computer software industries. In 1998, Mr. Holdt was paid a base salary of $456,338 in his capacity as President and Chief Executive Officer through November 2, 1998. In 1998, Mr. Potashner was paid a total salary of $69,231 in his capacity as President and Chief Executive Officer, which represents the pro rata portion of his $500,000 annual base salary from the date he commenced his employment with the Company to the end of 1998.

Bonuses

         The Executive Bonus Plan is a cash-based incentive bonus program providing for the payment to each named executive officer of cash bonuses that are directly related to the earnings per share (EPS), profitability and gross revenues of the Company. No bonuses were paid in 1998 as the Company did not meet the EPS, profitability and revenue performance goals set for 1998.

Employee Profit Sharing Plan

         The Employee Profit Sharing Plan is a nonqualified current cash profit sharing plan under which all employees of the Company, including officers, are eligible to receive, on an annual basis, an equal amount of pre-tax profits, prorated for service with the Company during 1998, as a cash bonus. For fiscal 1998, there were no payments under the plan.

Stock Options

         The Compensation Committee grants options under the 1989 Stock Plan with an exercise price equal to the fair market value on the date of grant. The grants are intended to be competitive in order to retain and motivate key executives and to provide a direct link with the interests of the stockholders of the Company. The Compensation Committee, in making its determination as to grant levels, takes into consideration: (i) prior award levels, (ii) award levels necessary to replace particular executives, (iii) the total stock award to be made and the executive's percentage participation in that award, (iv) the executive's direct ownership of the Company's shares, (v) the number of options vested and nonvested, and (vi) the options outstanding as a percentage of total shares outstanding. The 1989 Stock Plan limits the total number of shares subject to options that may be granted to a participant during any fiscal year to 1,500,000 shares. That fiscal year limit was raised to 4,500,000 shares for 1998 only.

Stock Purchase Plan

         The Company maintains a qualified employee stock purchase plan to encourage employees to own Company stock, which is generally available to all employees. This plan allows participants to buy Company stock at a discount to market price with up to 10% of their salaries, not to exceed 2,000 shares, per six month period. The number of shares that may be purchased by each participant is limited by applicable tax laws.

Compensation of Chief Executive Officer

         In October 1998, the Company entered into the Potashner Employment Agreement with Kenneth F. Potashner, the Company's Chairman, President and Chief Executive Officer. The terms of the Potashner Employment Agreement were negotiated with and approved by the Compensation Committee and the Board of Directors. See "Executive Compensation --- Employment Agreements."

         The foregoing report has been furnished by the Compensation Committee of the Board of Directors of S3 Incorporated:

               Carmelo J. Santoro, Ph.D., Chairman
               John C. Colligan
               Robert P. Lee, Ph.D.

                          Stock Price Performance Graph


         The following graph compares the cumulative total stockholder return of the Company's Common Stock with The Nasdaq Stock Market Index (U.S.) and The Nasdaq Electronic Components Stock Index. The comparison assumes the investment of $100 on December 31, 1993 (the last trading day before the beginning of the Company's fifth preceding fiscal year) based on the closing price of the Company's Common Stock on that date and that dividends were reinvested when paid. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.


          Comparison of Cumulative Total Return Among S3 Incorporated,
              The Nasdaq Stock Market Index (U.S.) and The Nasdaq
                       Electronic Components Stock Index

                           [Line graph appears below]


                       -----------------------------------------------------------
                        12/31/93  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98
                       -----------------------------------------------------------


Nasdaq U.S.              249.861   244.244  345.448   424.801   521.159    732.615
Nasdaq Electronic        372.156   411.197  681.024  1177.737  1234.605   1908.666                        0.25
Component Index
S3 Incorporated           16.875     15.75   17.625     16.25         5   7.359375                      0.3125
                                                                                                      0.34375
S3 Incorporated           8.4375     7.875   17.625     16.25         5   7.359375                    0.359375
                                                                                                        0.375
Nasdaq U.S.                 $100       $98     $138      $170      $209       $293                    0.390625
Nasdaq Electronic           $100      $110     $183      $316      $332       $513                     0.40625
Component Index
S3 Incorporated             $100       $93     $209      $193       $59        $87                      0.4375


                        12/31/93  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98    1/0/00    1/0/00
Nasdaq U.S.                 $100       $98     $138      $170      $209       $293       $-        $-
Nasdaq Electronic           $100      $110     $183      $316      $332       $513       $-        $-
Component Index
S3 Incorporated             $100       $93     $209      $193       $59        $87       $-        $-


         Proposal 2 - To Ratify The Appointment Of Independent Auditors

         Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the fiscal year ended December 31, 1999, subject to ratification by the stockholders. Ernst & Young has audited the Company's financial statements since April 13, 1998. Representatives of Ernst & Young are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

         On March 31, 1998, the Company informed Deloitte & Touche LLP ("Deloitte"), its former independent accountants, that effective immediately they had been dismissed as the Company's principal independent accountants. Representatives of Deloitte are not expected to be present at the Company's Annual Meeting.

         Deloitte's Report dated January 23, 1998 on the Company's financial statements for the year ended December 31, 1997 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         The decision to dismiss was recommended by the Audit Committee, and approved by the Board of Directors, of the Company.

         During the Company's fiscal year ended December 31, 1997, and through March 31, 1998, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte's satisfaction, would have caused them to make reference to the subject matter of such disagreement in connection with their Report on the financial statements for such periods, except as follows: In connection with the audit of the Company's financial statements for the year ended December 31, 1997, there was a disagreement between Deloitte and the Company regarding the appropriate period in which to recognize the gain on the sale of stock of an investee. Deloitte believed that recognition of such gain should be deferred until the period in which the exchange actually occurred (first quarter of 1998) while the Company initially believed that recognition of such gain was appropriate in the period the irrevocable contract was signed (fourth quarter of 1997). Recognition of the gain was deferred as proposed by Deloitte. On January 21, 1998, Deloitte discussed this disagreement with the Audit Committee of the Company. The Company has authorized Deloitte to respond fully to the inquiries of the successor accountant concerning the subject matter of such disagreement.

         During the Company's fiscal years ended December 31, 1997 and 1998 there were no reportable events.

         During the fiscal year ended December 31, 1997 and the subsequent interim period to the date Ernst & Young was engaged, the Company did not consult Ernst & Young regarding: (i) the application of accounting principles to a specified transaction either completed or proposed; (ii) the type of audit opinion that might be rendered on financial statements; or (iii) any matter that was the subject of a disagreement.

         The Board of Directors recommends a vote FOR ratification of Ernst &
         --------------------------------------------------------------------
Young LLP as the Company's independent auditors.
-----------------------------------------------

Proposal 3 - To Amend Certain Provisions Of The 1989 Stock Plan To Secure The Availability Of Incentive Stock Option Tax Treatment For Shares That Have Been Previously Authorized Under The Plan And To Extend The Term Of The Plan

         The 1989 Stock Plan was amended and restated effective December 14, 1998. The 1989 Stock Plan provides for the issuance of stock options or stock to those employees, directors, independent contractors and advisors who are selected by the Non-Insider Option Committee and the Compensation Committee of the Board of Directors. There are approximately 425 individuals (other than outside directors) eligible for awards of options or shares under the 1989 Stock Plan. The fair market value of the Company's Common Stock subject to such awards on March 1, 1999 was $8.19 per share.

         As of January 1, 1999, 27,934,468 shares had been authorized for issuance. The number of shares authorized for issuance is increased each January 1st by 3.25% of the number of shares of Common Stock outstanding at the prior calendar year end. As of March 1, 1999, approximately 3,068,560 shares of the authorized shares remained available for grant.

         The Board of Directors has approved amendments to the 1989 Stock Plan. The first amendment would secure the availability of incentive stock option tax treatment for all options granted to employees under the 1989 Stock Plan, including those options covering shares which will be added to the 1989 Stock Plan in future years each January 1, up to a total of 36,000,000. The second amendment would extend the term of the 1989 Stock Plan until December 13, 2008. Stockholders are requested in this Proposal 3 to approve these two amendments. Stockholders are not being requested to approve an increase in the overall number of shares authorized for issuance under the Plan, but instead are only being asked to approve amendments to the 1989 Stock Plan that would secure the availability of Incentive Stock Option tax treatment for shares that have been previously authorized under the Plan and extend the term of the Plan.

Summary of the 1989 Stock Plan

         The following is a summary of the material features of the 1989 Stock Plan and does not purport to be complete. Stockholders are urged to read the 1989 Stock Plan in its entirety. This summary is subject to and qualified in its entirety by reference to the 1989 Stock Plan, a copy of which may be obtained by contacting the Secretary of the Company. Alternatively, a copy of the 1989 Stock Plan can be found at Exhibit 10.1 to the Company's Form 10-K for the fiscal year ended December 31, 1998. Any capitalized terms which are used in this summary description but not defined here or elsewhere in this Proxy Statement have the meanings assigned to them in the 1989 Stock Plan.

         Purpose. The purpose of the 1989 Stock Plan is to offer selected employees, directors, independent contractors and advisers an opportunity to acquire a proprietary interest in the success of the Company or to increase such interest. The Plan is administered by the Non-Insider Option Committee and the Compensation Committee of the Board. As of January 1, 1999, 27,934,468 shares had been authorized for issuance. This number is increased each January 1st by 3.25% of the number of shares of Common Stock outstanding at the prior calendar year end. Subject to stockholder approval of this Proposal 3, the number of shares that may qualify for ISO tax treatment shall be increased to 36,000,000.

         Options. The 1989 Stock Plan provides for the grant of NSOs and ISOs. However, eligibility for the grant of ISOs is limited to common law employees, and outside directors are eligible only for the formula option grants referenced below. Options need not have identical terms with respect to each optionee. Options shall have such terms and be exercisable in such manner and at such times as the applicable Committee may determine. Each option must expire within 10 years from the grant date.

         In no event will the exercise price for ISOs be less than 100% of the fair market value of the stock on the date of grant. The exercise price of ISOs granted an employee who owns 10% or more of the total combined voting power of all classes of outstanding stock of the Company, its parent or any subsidiary of the Company must equal at least 110% of the fair market value of the Common Stock on the date of grant and the term of such an

ISO may not be greater than five years. The 1989 Stock Plan defines "fair market value" as (i) the closing price of a share on the principal exchange which the shares are trading, or (ii) if the shares are not traded on an exchange but are quoted on the Nasdaq National Market or a successor quotation system, the closing price or (iii) if the shares are not traded on an exchange or quoted on the Nasdaq National Market or a successor quotation system, the fair market value of a share, as determined by the Committee in good faith.

         Upon exercise of an option, payment of the exercise price shall be made in lawful money of the United States. If an option agreement so provides, payment may be made by delivery of shares owned by the optionee at least 12 months or via an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to the Company. Each option shall be transferable only by will or the law of descent and distribution and shall only be exercisable by the optionee during his or her lifetime.

         No person shall be granted options to purchase more than 1,500,000 shares in any fiscal year of the Company (4,500,000 shares for fiscal year
1998).

          Each outside director (meaning each member of the Company's Board of Directors who is not a common-law employee of the Company) is automatically granted NSOs upon his or her appointment as an outside director and following each annual meeting of the Company's stockholders, provided that certain grants were made in 1998 in lieu of certain annual NSO grants to outside directors. See "Director's Compensation."

         Stock Awards. The terms of each award or sale of shares are determined by the Committee. Such awards or sales may be subject to forfeiture, rights of repurchase, rights of first refusal or other transfer restrictions, and may not be transferred. A right to acquire shares shall automatically expire if not exercised within 30 days after the grant of the right is communicated to the offeree. The purchase price of any share may be paid in lawful money of the United States or services previously rendered.

         Amendment and Termination. The 1989 Stock Plan shall remain in effect until December 13, 2008 or, if earlier, it is terminated by the Board. An amendment of the 1989 Stock Plan shall be subject to the approval of the stockholders of the Company only to the extent required by applicable laws, regulations or rules. Rights and obligations under any option may not be materially altered or impaired without the optionee's consent.

         Federal Income Tax Consequences of Options. The following discussion of the principal current federal income tax consequences of options granted under the 1989 Stock Plan is intended to be a summary of applicable federal law. This summary does not describe all federal tax consequences, nor does it describe state, local or foreign tax consequences, which consequences may differ. Because the federal income tax rules governing options are complex and subject to change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

         ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Internal Revenue Code. NSOs do not comply with such requirements. An employee is not taxed on the grant or exercise of an ISO, except that the difference between the exercise price and the fair market value of the shares on the exercise date will be added to alternative minimum taxable income for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one- and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock has been held for more than one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee, subject to the deduction limitation of Internal Revenue Code Section 162(m) and the satisfaction of a reporting obligation. An employee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income, subject to the deduction limitation of Internal Revenue Code Section 162(m) and the satisfaction of a reporting obligation. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for more than one year following exercise. The Company does not receive a deduction for this gain.

         Plan Benefits. The Committee has full discretion to determine the number and amount of awards to be granted to Key Employees under the 1989 Stock Plan. Therefore, the benefits and amounts that will be received by each of the executive officers named in the Summary Compensation Table, the executive officers as a group and all other key management employees under the 1989 Stock Plan are not presently determinable. Details on stock options granted during the last two years to the executive officers named in the Summary Compensation Table are presented herein in the table entitled "Summary Compensation Table."

         Stockholder Approval. Only stockholders of record on the books of the Company at the close of business on March 31, 1999 are entitled to vote with respect to approval of the proposed amendments to the 1989 Stock Plan. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required for approval of the increase in the number of shares that may be issued pursuant to ISOs and the extension of the term of the 1989 Stock Plan.

         The Board of Directors recommends a vote FOR the amendment of certain
         ---------------------------------------------------------------------
provisions of the 1989 Stock Plan to allow additional shares to receive
-----------------------------------------------------------------------
Incentive Stock Option tax treatment and to extend the term of the Plan.
-----------------------------------------------------------------------

                Stockholder Proposals For The 2000 Annual Meeting

         The deadline for submitting stockholder proposals to be included in this Proxy Statement and form of Proxy for the 1999 Annual Meeting of Stockholders was January 18, 1999. A stockholder proposal may still be eligible for presentation at that meeting if the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the applicable provisions of the Company's Bylaws. To be timely, the Company's Bylaws provide that the Company must have received the stockholder's notice not less than 50 days nor more than 75 days prior to such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, the Company must receive the stockholder's notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. The Secretary should be contacted in writing at the address on the first page of this Proxy Statement to obtain additional information as to the proper form and content of notices of stockholder proposals.

         Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 14, 1999 in order that they may be included in the Company's proxy statement and form of proxy relating to that meeting.

             Section 16(A) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

         Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Form 5 for specified fiscal years, the Company believes that all of its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal year 1998.

                                  Other Matters

         The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies, unless otherwise instructed.

         Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

                                  By Order of the Board of Directors.



                                  /s/ Ronald T. Yara


                                  Ronald T. Yara
                                  Secretary
Santa Clara, California
April 12, 1999

       Upon written request of any stockholder entitled to receive this Proxy Statement, the Company will provide, without charge, a copy of its annual report on Form 10-K as filed with the Securities and Exchange Commission. Any such request should be addressed to the Company at 2841 Mission College Boulevard, Santa Clara, California 95054, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of March 31, 1999, the stockholder was entitled to vote at the Annual Meeting.

                S3 Incorporated's Annual Meeting Of Stockholders



                                    Techmart
                           5201 Great America Parkway
                             Santa Clara, California
                                 (408) 562-6111
                              (408) 562-5703 (fax)



                               [map appears here]

                                TABLE OF CONTENTS

                                                                                                             Page

INFORMATION CONCERNING SOLICITATION AND VOTING................................................................  1

PROPOSAL 1 - ELECTION OF DIRECTORS..................................................................................  2
       Directors and Nominees.................................................................................  2
       Board Meetings and Committees..........................................................................  3
       Directors' Compensation................................................................................  4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................................................  5

EXECUTIVE COMPENSATION........................................................................................  6
       Summary Compensation Table.............................................................................  6
       Option Grants in Last Fiscal Year......................................................................  7
       Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values......................  8
       Pension and Long-Term Incentive Plans..................................................................  9
       Employment Agreements..................................................................................  9

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
       EXECUTIVE COMPENSATION................................................................................. 11
       Base Salary............................................................................................ 11
       Bonuses ............................................................................................... 11
       Employee Profit Sharing Plan........................................................................... 12
       Stock Options.......................................................................................... 12
       Stock Purchase Plan.................................................................................... 12
       Compensation of Chief Executive Officer................................................................ 12

STOCK PRICE PERFORMANCE GRAPH................................................................................. 13

PROPOSAL 2 - TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS................................................ 14

PROPOSAL 3 - TO AMEND CERTAIN PROVISIONS OF THE 1989 STOCK PLAN TO SECURE THE
       AVAILABILITY OF INCENTIVE STOCK OPTION TAX TREATMENT FOR SHARES THAT HAVE
       BEEN PREVIOUSLY AUTHORIZED UNDER THE PLAN AND TO EXTEND THE
       TERM OF THE PLAN....................................................................................... 15
       Summary of the 1989 Stock Plan......................................................................... 15

STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING............................................................. 18

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE....................................................... 18




                  ============================================
                       For directions to the meeting, you
                      will find a map on the back cover of
                              this Proxy Statement
                  ============================================

                                 S3 INCORPORATED

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P    The undersigned hereby authorizes KENNETH F. POTASHNER, TERRY N. HOLDT,
R    WALTER D. AMARAL AND RONALD T. YARA, as Proxies with full power in each to
O    act without the other and with the power of substitution in each, to
X    represent and to vote all the shares of stock the undersigned is entitled
Y to vote at the Annual Meeting of Stockholders of S3 Incorporated to be held on May 17, 1999, or at any postponement or adjournment thereof on the following matters set forth on the reverse side.

                                                               ------------
        (Continued and to be signed on reverse side)            SEE REVERSE
                                                                   SIDE
                                                               ------------


[X]  Please mark
     votes as in
     this example
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.
---


1.   Proposal To Elect Mr. Kenneth F. Potashner,            2.  Proposal to Ratify the Appointment        FOR    AGAINST   ABSTAIN
     Mr. Terry N. Holdt, Mr. John C. Colligan,                  of Ernst & Young LLP as the Company's     ____     ____     ____
     Dr. Robert P. Lee, Dr. Carmelo J. Santoro and              Independent Auditors.
     Mr. Ronald T. Yara as Directors of the Company to
     Serve Until the Next Annual Meeting of Stockholders
     or Until Their Successors Are Duly Elected and
     Qualified.
        FOR                       WITHHELD                  3.  Proposal to Amend Certain Provisions of   ____     ____     ____
        ALL                       FROM ALL                      the Company's 1989 Stock Plan to Secure
      NOMINEES   _____   _____    NOMINEES                      the Availability of Incentive Stock Option
                                                                Tax Treatment for Shares that Have Been
      _______     ______________________________________        Previously Authorized Under the Plan, and
                  For all nominees except as noted above        to Extend the Term of the Plan.

                                                           4.   In their discretion, the proxies are      ____     ____     ____
                                                                authorized to vote upon such other
                                                                business as may properly come before the
                                                                Annual Meeting and any adjournments
                                                                thereof.
                                                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                    ____

                                                           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE
                                                           ENCLOSED ENVELOPE.

                                                           Please sign where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full
                                                           corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature: _________________________  Date: _________Signature: _________________________   Date: ________________
